SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-D&E COMMUNICATIONS

                    GAMCO INVESTORS, INC.
                                 8/07/02            8,300            10.5700
                                 7/31/02           15,670            10.2500
                                 7/26/02            4,300            10.2000
                                 7/25/02           10,000            10.0775
                                 7/25/02            1,000            10.0000
                                 7/25/02           20,000            10.5025
                                 7/23/02           10,000            10.0450
                                 7/19/02            4,000             9.8300
                     GABELLI FUNDS, LLC.
                         GABELLI UTILITY TRUST
                                 7/26/02            2,000            10.2800
                         GABELLI SMALL CAP GROWTH FUND
                                 7/23/02            5,000            10.0500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.